EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Innova Pure Water, Inc. (the “Company”), on Form 10-QSB of the quarter ended December 31, 2003, we hereby certify solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the quarterly report fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Date: February 16, 2004

/s/ Rose Smith
Print Name:	Rose Smith
Title:	Chief Executive Officer

/s/ John E. Nohren, Jr.
Print Name:	John E. Nohren, Jr.
Title:	Chief Financial Officer